Exhibit 99.2

                                SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement"), dated as of July 19, 2007, is by and between Plains Exploration & Production Company, a Delaware corporation ("Parent"), and Third Point LLC, a Delaware limited liability company (the "Stockholder").

     WHEREAS, Pogo Producing Company, a Delaware corporation (the "Company"), and Parent have entered into a Merger Agreement, dated as of July 19, 2007, by and among Company, Parent, and a wholly-owned subsidiary of Parent (the "Merger Agreement"); and

     WHEREAS, the Stockholder is the beneficial owner, for the benefit of certain funds and/or accounts managed by it, of that number of shares of common stock, par value $1.00 per share, of the Company (the "Shares") set forth below the Stockholder's name on the signature page hereto (the Shares owned by such Stockholder, together with any additional Shares of the Company acquired after the date hereof, being collectively referred to herein as the Stockholder's "Subject Shares"); and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of Parent as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I
                           VOTING AGREEMENT AND PROXY

     Section 1.1 Agreement to Vote. At any meeting of the holders of the Company's Shares held prior to the termination of Article I of this Agreement pursuant to Section 3.12 hereof (the "Article I Termination Date"), however called, and at every adjournment or postponement thereof prior to the Article I Termination Date, the Stockholder shall vote or cause to be voted the Subject Shares (a) in favor of (i) the adoption of the Merger Agreement by the Company,
(ii) the merger (the "Merger") and other transactions contemplated by the Merger Agreement, and (iii) any actions required in furtherance of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any Alternative Proposal (including a Superior Proposal) (each as defined in the Merger Agreement), (ii) any proposal for action or agreement that is reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is reasonably likely to result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled, or (iii) any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated (clauses (a) and (b) together, the "Proxy Matters").

     Section 1.2 Proxies and Voting Agreements. The Stockholder hereby revokes any and all previous proxies granted with respect to the Subject Shares with respect to the Proxy Matters. Prior to the Article I Termination Date, the Stockholder agrees not to, directly or indirectly, with respect to the Subject Shares (a) grant any proxies or powers of attorney, (b)


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deposit any of such Shares into any voting trust or (c) enter into any other voting agreement or understanding, in each case relating to the Proxy Matters.

     Section 1.3 Transfer of Shares by the Stockholder. Prior to the Article I Termination Date, the Stockholder agrees not to sell, transfer, assign, convey or otherwise dispose of, directly or indirectly, any of the Subject Shares held by the Stockholder, except as contemplated by the Merger Agreement.

     Section 1.4 Stockholder Representations and Warranties. The Stockholder represents and warrants to Parent that (i) the Stockholder has duly authorized, executed and delivered this Agreement and that this Agreement constitutes a valid and binding agreement and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is party or by which the Stockholder is bound, (ii) the consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of law applicable to the Stockholder,
(iii) there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney or voting agreements relating to, the Subject Shares, other than this Agreement and the Stockholders Agreement, dated March 12, 2007, by and among the Company, Third Point LLC, Daniel S. Loeb, Bradley L. Radoff, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP and Lyxor/Third Point Fund Limited (the "Stockholders Agreement"), (iv) the Shares set forth below the Stockholder's name on the signature page hereto constitute all of the securities of the Company owned beneficially or of record by the Stockholder on the date hereof and (v) the Stockholder has the present power and right to direct, as to the voting of all of the Shares set forth below the Stockholder's name on the signature page hereto, the record owner thereof as contemplated herein.

                                   ARTICLE II
                              STANDSTILL AGREEMENT

     Section 2.1 Standstill. Except through the transactions contemplated by the Merger Agreement, the Stockholder agrees that, without the prior written consent of Parent, it will not (and it will not assist or encourage others to) at any time prior to the termination of Article II of this Agreement pursuant to
Section 3.12 hereof (the "Article II Termination Date"):

          (a) acquire or agree, offer, seek or propose to acquire, directly or indirectly, alone or in concert with any other association, corporation, company, group, partnership or other entity or individual (each a "Person"), by purchase or otherwise, any ownership, including but not limited to beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of any securities of Parent or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party);

          (b) solicit proxies (as such term is defined in Rule 14a-l under the Exchange Act), or consents to vote, whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act with respect to any matter from holders of securities of Parent, or make any


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communication exempted from the definition of solicitation by Rule
14a-l(l)(2)(iv) under the Exchange Act;

          (c) initiate, or induce or attempt to induce any other Person, entity or group to initiate, any stockholder proposal or tender offer or exchange offer for any securities of Parent or any subsidiary thereof, any change of control of Parent or any subsidiary thereof, any merger or other business combination involving Parent, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Parent or its subsidiaries, or the convening of a stockholders' meeting of Parent or any subsidiary thereof;

          (d) form, join or in any way participate in a "group" (as defined in the Exchange Act) with respect to securities of Parent or otherwise seek or propose to influence or control the management or policies of Parent or any subsidiary thereof;

          (e) enter into any discussions, negotiations, arrangements or understandings with any other Person other than Parent's representatives with respect to any matter described in the foregoing subparagraphs (a) through (d); or

          (f) take any action inconsistent with any of the foregoing subparagraphs (a) through (e).

The foregoing shall not prohibit or restrict (a) actions taken by directors or officers of the Company in their capacities as such (including, in the case of directors, in the exercise of their fiduciary duties), (b) actions allowed by the Merger Agreement or (c) transactions leading to the ownership of less than 5% of the securities of Parent.



                                  ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Termination of Stockholders Agreement. Concurrently with the execution of this Agreement, each Stockholder shall enter into a written agreement with the Company to effect the termination of the Stockholders Agreement, which termination shall be effective simultaneously with the "Effective Time" as defined in the Merger Agreement.

     Section 3.2 Further Assurances. From time to time, at the reasonable request of Parent, the Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     Section 3.3 Specific Performance. The Stockholder agrees that Parent would be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this Agreement, and that Parent would not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholder. This provision is without prejudice to any other rights that Parent may have against the Stockholder for any failure to perform its obligations under this Agreement.


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     Section 3.4 Notices. All notices to be given pursuant hereto shall be given in accordance with Section 8.3 of the Merger Agreement, with the address for the Stockholder as set forth on the signature page hereof.

     Section 3.5 Definitions and Interpretation. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. Section 8.11 of the Merger Agreement shall govern the interpretation hereof.

     Section 3.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     Section 3.7 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors and assigns and any transferee of the Stockholder's Subject Shares. This Agreement shall not be assignable by either party hereto without the written consent of the other party hereto; provided that Parent may assign its rights under this Agreement to a wholly owned subsidiary of Parent, but any such assignment shall not relieve Parent of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder. No Person other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

     Section 3.8 Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees that this Agreement involves at least U.S. $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware. Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware (the "Delaware Courts"), including the Delaware Court of Chancery in and for New Castle County, for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts), (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum and (c) acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement.

     Section 3.9 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral


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or written, of the parties, and there are no other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 3.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

     Section 3.11 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     Section 3.12 Termination. This Agreement shall terminate and be of no further force and effect upon (i) the termination of the Merger Agreement in accordance with its terms or (ii) if the Effective Time (as defined in the Merger Agreement) occurs, then Article I shall terminate and be of no further force and effect upon the Effective Time and the remaining Articles and Sections shall terminate and be of no further force and effect upon the third anniversary of the date of this Agreement.

                            [signature page follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        Plains Exploration & Production Company


                                        By: /s/ James C. Flores
                                            ------------------------------------
                                        Name:  James C. Flores
                                        Title: Chairman, President and
                                               Chief Executive Officer



                                        Third Point LLC


                                        By: /s/ Bradley L. Radoff
                                            --------------------------------
                                            Name:  Bradley L. Radoff
                                            Title: Senior Portfolio Manager



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